SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                             FORM 8-K/A


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                      DECEMBER 19, 1996
         Date of Report (Date of earliest event reported)


                 UNIROYAL CHEMICAL CORPORATION
             (formerly UCC Investors Holding, Inc.)
        (Exact name of registrant as specified in charter)


  NEW JERSEY              0-25586                06-1258925
(State or other
 jurisdiction of   (Commission file number)     (IRS employer
 incorporation)                              identification no.)



                UNIROYAL CHEMICAL COMPANY, INC.
        (Exact name of registrant as specified in charter)


    DELAWARE               33-66740               06-1148490
(State or other    (Commission file number)      (IRS employer
 jurisdiction                                identification no.)
 of incorporation)


BENSON ROAD, MIDDLEBURY, CONNECTICUT                    06749
(Address of principal executive offices)             (Zip Code)


                            (203) 573-2000
           (Registrants' telephone number, including area code)

     The Registrants are not required by Section 13 or 15(d) of the Securities Exchange Act of 1934 to file this report, which is being filed to comply with certain provisions of the indentures applicable to three series of outstanding public debt of Uniroyal Chemical Corporation and one series of such debt of Uniroyal Chemical Company, Inc.

     Item 8 as contained in the Registrants' Form 8-K dated
September 27, 1996, is hereby amended to read as follows:

ITEM 8.     CHANGE IN FISCAL YEAR

     By unanimous written consent of the respective Boards of Directors of Uniroyal Chemical Corporation ("UCC") and Uniroyal Chemical Company, Inc. ("Uniroyal Chemical") dated December 19, 1996, the directors determined that (i) the fiscal year of UCC and Uniroyal Chemical which commenced on October 2, 1995, shall end on September 28, 1996; and (ii) the fiscal year of UCC and Uniroyal Chemical which commenced on September 29, 1996, shall end on December 28, 1996, and that thereafter, the fiscal year for each of UCC and Uniroyal Chemical shall commence on the Sunday following the last Saturday in December of each year and end on the last Saturday of the next following December. The fiscal years for UCC and Uniroyal Chemical will now coincide with the fiscal year for Crompton & Knowles Corporation, the parent corporation of UCC.

     UCC and Uniroyal Chemical will file a Form 10-Q to cover the transition period ending Saturday, December 28, 1996.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                  Uniroyal Chemical Corporation
                                  Uniroyal Chemical Company, Inc.


Dated:     December 23, 1996      By:  /s/ John T. Ferguson II
                                       John T. Ferguson II
                                       Vice President, General
                                       Counsel and Secretary